UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 5, 2016
Date of Report (Date of earliest event reported)

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CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)
The 2016 Annual Stockholder Meeting (the "Annual Meeting") of Capital One Financial Corporation (the "Company") was held on May 5, 2016. On March 10, 2016, the record date for the Annual Meeting, 519,071,406 shares of the Company’s common stock were issued and outstanding, of which 464,230,252 were present for purposes of establishing a quorum.

(b)	Stockholders voted on the following matters:

(1)
Stockholders elected Mr. Richard D. Fairbank, Mr. Patrick W. Gross, Ms. Ann Fritz Hackett, Mr. Lewis Hay, III, Mr. Benjamin P. Jenkins, III, Mr. Peter Thomas Killalea, Mr. Pierre E. Leroy, Mr. Peter E. Raskind, Mr. Mayo A. Shattuck III, Mr. Bradford H. Warner and Ms. Catherine G. West to the Company's Board of Directors for terms expiring at the 2017 annual meeting of stockholders;

(2)	Stockholders ratified the selection of the firm Ernst & Young LLP to serve as the independent auditors of the Company for 2016; and

(3)	Stockholders approved, on an advisory basis, the Company’s 2015 named executive officer compensation.
Set forth below are the number of votes cast for and against each such matter as well as the number of abstentions and broker non-votes with respect to each such matter.

Item	Votes For	Votes Against	Abstain	Broker Non-Votes
Election of Directors:
Richard D. Fairbank	423,240,400	12,832,095	1,786,730	26,371,027
Patrick W. Gross	406,330,454	30,961,429	567,342	26,371,027
Ann Fritz Hackett	373,614,411	63,725,073	519,741	26,371,027
Lewis Hay, III	423,537,370	13,796,620	525,235	26,371,027
Benjamin P. Jenkins, III	428,360,577	8,978,121	520,527	26,371,027
Peter Thomas Killalea	436,469,293	865,725	524,207	26,371,027
Pierre E. Leroy	434,763,496	2,580,407	515,322	26,371,027
Peter E. Raskind	436,471,815	871,490	515,920	26,371,027
Mayo A. Shattuck III	413,157,356	24,174,165	527,704	26,371,027
Bradford H. Warner	436,474,966	864,084	520,175	26,371,027
Catherine G. West	435,408,862	1,948,663	501,700	26,371,027
Ratification of the Selection of Ernst & Young LLP as Independent Auditors of the Company for 2016	459,978,639	3,947,786	303,827	N/A
Advisory Approval of the Company’s 2015 Named Executive Officer Compensation	309,791,637	125,199,117	2,868,471	26,371,027

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION
Dated: May 9, 2016	By:	/s/ John G. Finneran Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

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